UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 20, 2022

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31262		01-0609375
(Commission File Number)		(IRS Employer Identification No.)

2905 Premiere Parkway NW Suite 300
Duluth,	GA	30097
(Address of principal executive offices)		(Zip Code)

(770) 418-8200
(Registrant's telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	ABG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 20, 2022, Asbury Automotive Group, Inc. (the "Company") held its 2022 annual meeting of stockholders. The matters upon which the stockholders voted are set forth below.

Proposal 1

The nine director nominees named in the Company's proxy statement were elected, each to hold office until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified, based upon the following votes:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Thomas J. Reddin	21,216,433	77,924	1,025,535
Joel Alsfine	21,198,340	96,017	1,025,535
William D. Fay	21,265,883	28,474	1,025,535
David W. Hult	21,265,785	28,572	1,025,535
Juanita T. James	21,060,689	233,668	1,025,535
Philip F. Maritz	21,049,626	244,731	1,025,535
Maureen F. Morrison	21,194,446	99,911	1,025,535
Bridget Ryan-Berman	21,180,884	113,473	1,025,535
Hilliard C. Terry, III	21,269,642	24,715	1,025,535

Proposal 2

The proposal to approve an advisory resolution on the compensation of the Company’s named executive officers was approved based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
21,139,052	133,330	21,975	1,025,535

Proposal 3

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 was approved based on the following votes:

FOR	AGAINST	ABSTAIN
22,168,667	138,718	12,507

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: April 22, 2022	By:	/s/ George A Villasana
	Name:	George A. Villasana
	Title:	Senior Vice President, Chief Legal Officer & Secretary